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                                                                    Exhibit 1.1
                                                           [English Translation]

                            ARTICLES OF INCORPORATION
                                       OF
                             KOREA THRUNET CO., LTD.

                          CHAPTER I. GENERAL PROVISIONS

ARTICLE 1         (CORPORATE NAME)

(1) The name of this company shall be "CHUSIK HOESA THRUNET" (hereinafter referred to as the "Company"), which shall be written in English as "Korea Thrunet Co., Ltd."

(2)  The name of the Company shall be abbreviated to "THRUNET."

ARTICLE 2         (OBJECTIVE)

The objective of the Company shall be to engage in the following businesses:

(1)  Lease of telecommunication lines facilities;

(2) Wired and/or wireless telecommunication business, such as telephone business, super highway network business, wireless communication business, or satellite communication business;

(3) Value added network business such as collection, processing, provision, exchange and transmission of information and multimedia service;

(4) Cable broadcasting transmission network and distribution network businesses and telecommunications business based on cable broadcasting transmission networks;

(5) System integration business, such as system consulting, system implementation and facilities management;

(6)  Development and sale of software and sale of telecommunication equipments;

(7)  Research and development of telecommunication and the technology thereof;

(8)  Training of telecommunication specialty personnel;

(9)  Testing and inspection of telecommunication equipment and machinery;

(10) Installation, operation and maintenance of facilities for the purpose of the businesses mentioned in each Item above;

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(11) Provision of services and construction for the purpose of the businesses mentioned in each Item above;

(12) Overseas business related to those businesses mentioned in each Item above;

(13) Any investment or contributions related to the businesses mentioned in each Item above;

(14) Lease of real property and other incidental facilities thereto under the laws and regulations related to electricity and communications;

(15) Advertising and publication businesses under the laws and regulations related to electricity and communications;

(16) Other businesses approved or delegated by the government; and

(17) Any and all business which is required or incidental to the conduct of the foregoing businesses.

ARTICLE 3         (LOCATION OF HEAD OFFICE, BRANCHES AND LOCAL OFFICES)

The Company shall have its head office in Seoul. The Board of Directors of the Company may establish branches and local offices, when it deems necessary.

ARTICLE 4         (METHOD OF NOTICE AND PUBLIC ANNOUNCEMENT)

The public notice of the Company shall be made in "The Korea Economic Daily," a daily newspaper published in Seoul, Korea.


                     CHAPTER II. CAPITAL AND SHARES OF STOCK

ARTICLE 5         (TOTAL NUMBER OF AUTHORIZED SHARES AND FACE VALUE THEREOF)

The total number of shares authorized to be issued by the Company shall be 400,000,000 shares, and the face value per share shall be two thousand and five hundred (2,500) Won.

ARTICLE 6 (NUMBER OF SHARES ISSUED AT THE TIME OF INCORPORATION, AND PAYMENT FOR SHARES)

The total number of shares to be issued by the Company at the time of its incorporation shall be 12,000,000 shares. The Company shall not issue any share certificate until the total face value of the shares subscribed for by the shareholders are fully paid.

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ARTICLE 7         (TYPE OF SHARES)

The shares to be issued by the Company shall be common shares which shall be referred to as "Class A Common Shares" in English) and preferred shares (which shall be referred to as "Class B Preferred Shares" in English), both of which shall be in registered form.

ARTICLE 7-2       (NUMBER AND DESCRIPTION OF PREFERRED SHARES)

(1) The total number of non-voting preferred shares authorized to be issued by the Company is forty million (40,000,000) shares.

(2) The dividend on preferred shares shall be determined by the Board of Directors at the time of issuance thereof, which shall be not less than one percent (1%) per annum of the par value of the preferred share.

(3) If the dividends on common shares exceed those on preferred shares, the excess dividend amount shall also be paid to the holders of preferred shares.

(4) If the dividends on preferred shares are not paid for any fiscal year, the holders of such preferred shares shall be entitled to receive such accumulated unpaid dividend in priority to the holders of common shares from the dividends payable in respect of the next fiscal year.

(5) If a resolution not to pay dividends on preferred shares is adopted, then the preferred shares shall be deemed to have voting rights from the time of the general meeting of shareholders following the general meeting at which such resolution not to pay dividends on preferred shares is adopted to the time of the end of the general meeting of the shareholders at which a resolution to pay dividends on such preferred shares is adopted.

(6) In case the Company issues new shares by rights offering or bonus issue, then the new shares issued with respect to the preferred shares shall be common shares in the case of rights offering, and shall be the shares of the same type in the case of bonus issue.

(7) The existing period of preferred shares shall be decided by the Board of Directors at the time of issuance thereof. Preferred shares shall be immediately converted into common shares upon the expiration of the existing period; provided that, if the holders of the preferred shares do not receive the dividends entitled to them during the existing period, then the existing period shall be extended until such holders receive the dividends entitled to them in full. In this case, Article 9-2 shall apply mutatis mutandis with respect to the dividends on new shares issued upon conversion.

ARTICLE 8         (SHARE CERTIFICATES AND ALTERATION OF ENTRIES)

(1) All shareholders of the Company shall be entitled to receive the share certificates affixed with an official seal of the Representative Director of the Company with respect to the shares held by them.

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(2)  The share certificates of the Company shall be in the following eight (8)
     denominations: one (1), five (5), ten (10), fifty (50), one hundred (100), five hundred (500), one thousand (1,000), and ten thousand (10,000) shares.

(3) If a person who obtained the shares of the Company requests the registration in the shareholders' registry, he/she shall submit an application therefor to the Company in the form prescribed by the Company affixed with his/her name and seal or signature, together with the following documents; provided that, if the Company has a transfer agent, those provisions of Article 11, Paragraphs (3) and (4) shall apply:

     1. The relevant share certificates in case of acquisition of shares by endorsement;

     2. The certificate of assignment and the share certificates involved, in case of acquisition of shares by assignment; and

     3. The share certificates involved and other documents certifying the causes of acquisition, in case of acquisition of shares by merger or reasons other than agreement.

ARTICLE 9         (ISSUANCE OF NEW SHARES AND PRE-EMPTIVE RIGHTS)

(1) The shareholders of the Company shall have rights to subscribe for new shares to be issued by the Company in proportion to their respective shareholdings.

(2) Notwithstanding the provision of Paragraph (2), the Company may allocate new shares to persons other than existing shareholders of the Company, in any of the following cases:

     1. If the Company issues new shares by a general public offering approved by a resolution of the Board of Directors in accordance with Article 189-3 of the Securities and Exchange Act ("SEA");

     2. If the Company preferentially allocates new shares to members of the Employee Stock Ownership Association in accordance with Article 191-7 of the SEA;

     3. If the Company issues new shares pursuant to the exercise of stock options in accordance with Article 189 of the SEA;

     4. If the Company issues new shares for the issuance of depositary receipts ("DR") in accordance with Article 192 of the SEA;

     5. If the Company issues new shares in accordance with the Foreign Investment Promotion Law for the inducement of foreign capital as necessary for the management of the Company;

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     6.   If the Company issues news shares to domestic financial institutions, legal persons or individuals to the extent necessary for the management of the Company.

(3) In the case of abandonment or loss of the right of the shareholders to subscribe for new shares, or if fractional shares remain at the time of allocation of new shares, such shares shall be disposed of by a resolution of the Board of Directors.

ARTICLE 9-2       (ISSUE DATE OF NEW SHARES FOR THE PURPOSE OF DIVIDENDS)

In case the Company issues new shares through rights issues, bonus issues and stock dividends, the new shares shall be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year during which the new shares are issued, for purposes of distribution of dividends for such new shares.

ARTICLE 9-3       (STOCK OPTION)

(1) The Company may grant stock options to its directors, auditors or other employees who are capable of contributing to the establishment, management or technical improvement of the Company by an extraordinary resolution of the General Meeting of Shareholders.

(2) Notwithstanding Paragraph (1), none of the following persons shall be eligible for receiving stock options;

     1. A shareholder who holds 10/100 or more of the total outstanding shares of the company excluding the nonvoting shares;

     2. A person who actually exercises influence over such major management matters of the company as the appointment or dismissal of directors and auditors, etc.; and

     3. Spouse and lineal ascendants or descendants of persons falling under subparagraphs 1 and 2.

(3) The number of new shares to be issued or to be transferred upon the exercise of stock options shall not exceed 10/100 of the total outstanding shares of the company.

(4) The stock option may not be granted to all the directors, auditors or other employees, and the stock option to be granted to each director, auditor or other employee shall not exceed 10% of the total issued and outstanding shares.

(5) The exercise price of the stock option per share shall be at least the following price. This shall also apply to the case where the exercise price thereof is adjusted after the stock option is granted; provided that if there is a price at which shares of the Company are traded through any foreign securities exchange or automated quotation system, the "fair price" shall be deemed equal to the market price calculated by applying, mutatis


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     mutandis, the provisions of Article 84-9, Paragraph 2, Item 1 of the
     Enforcement Decree issued under the Securities Exchange Act to such price:

     1. In the case of issuing new shares, the higher amount between their substantial price as of the date of granting the stock option and their face value; and

     2. In the case of transferring the company's own shares, their substantial price as of the date of granting the stock option.

(6) The stock option may be exercised within a period of seven (7) years commencing from three (3) years after the date of the resolution prescribed in Paragraph (1) above.

(7) A person who is granted the stock option may not exercise the stock option until he or she has been with the Company for at least two (2) years from the date of resolution provided in Paragraph (1) above; provided that, in case such person dies or retires from the Company under the age limit, or retires or resigns from the Company by other reasons not attributable to such person, within two (2) years from the date of the resolution provided in Paragraph (1) above, such person may exercise the stock option during the exercisable period.

(8) For the purpose of any distribution of profits on the newly issued shares upon the exercise of the stock option, Article 9, Paragraph (2) shall apply mutatis mutandis.

(9) The stock option may be canceled upon the resolution of Board of Directors' Meeting if any of the following occurs;

     1. When the relevant director, auditor or employee voluntarily retires or resigns from the Company after receiving the stock option;

     2. When the relevant director, auditor or employee inflicts material loss to the Company due to the negligence or willful misconduct of such person; or

     3. When there occurs any other events for cancellation of stock option pursuant to the stock option agreement.

ARTICLE 9-4       (GENERAL PUBLIC OFFERING)

(1) The Company may issue new shares by general public offering of not exceeding 50% of the total number of issued and outstanding shares by a resolution of the Board of Directors in accordance with the provisions of the SEA.

(2) In case of issuance of new shares by general public offering, such matters as the number of shares to be issued and the issuance price shall be determined the a resolution of the Board of Directors to the extent permitted by applicable laws and regulations.

ARTICLE 10        (CLOSE OF SHAREHOLDERS' REGISTRY)

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(1)  The Company shall suspend entries of alternations in the registry of shareholders, registering the creation and cancellation of pledges over shares, indication of trust assets and cancellation thereof with respect to shares, for a period from January 1 through 31 of each year.

(2) The Company shall cause the shareholders whose names appear in the registry of shareholders on the last day of each fiscal year to exercise the rights as shareholders at the ordinary general meeting of shareholders convened for such fiscal year.

(3) If necessary for convening of an extraordinary general meeting of shareholders or any other cause, the Company may set a record date or close the registry of shareholders for not more than three (3) months pursuant to a resolution of the Board of Directors.

(4) The Company shall give a public notice of the period and/or the record date referred to in the preceding Paragraph (3) at least two (2) weeks in advance of the commencement of the period and/or such date.

ARTICLE 11        (TRANSFER AGENT)

(1)  The Company may designate a transfer agent for shares.

(2) The transfer agent, its office and its duties shall be determined by a resolution of the Board of Directors of the Company, and shall be notified to the public.

(3) The registry of shareholders of the Company or a duplication of it shall be kept at the office of the transfer agent. The transfer agent shall handle the entries of alternations in the registry of shareholders, registering the creation and cancellation of pledges over shares, indication of trust assets and cancellation thereof with respect to shares, issuance of share certificates, receipt of reports and other related activities.

(4) The procedure necessary for conducting activities referred to in Paragraph 3 shall be carried out in accordance with the Regulations on Transfer Agency Business in Securities and Paragraph 2 of Article 21-2.

ARTICLE 12        (REPORT OF NAMES, ADDRESSES AND SEALS)

(1) The shareholders and/or their representatives shall report in writing, their names, addresses and seals to the Company. However, a shareholder or his/her representative who customarily use signature in place of seal may report in writing such signature to the Company. In case the Company has a transfer agent, the provisions in Article 11, Paragraphs (3) and (4) shall apply mutatis mutandis.

(2) The shareholders and their representatives shall immediately notify to the Company in writing of the change in the matters referred to in the foregoing Paragraph (1). Immediately upon the receipt of such notice, the Company shall forthwith enter it in the


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     shareholders' registry. In case the Company has a transfer agent, the provisions in Article 11, Paragraphs (3) and (4) shall apply mutatis mutandis.

ARTICLE 13        (REISSUANCE OF SHARES CERTIFICATES)

(1) A person desiring reissuance of a share certificate for reason of loss, damage or mutilation of a share certificate, or split or consolidation of shares, shall submit an application therefor to the Company in the form prescribed by the Company, together with the share certificate involved.

(2) In case of loss of share certificate, or where the damage or mutilation of a share certificate is so extreme that the share certificate cannot be authenticated, a person desiring reissuance of a share certificate shall submit to the Company an application therefor in the form prescribed by the Company, together with the original or the certified copy of a Judgment of Nullification with respect to the share certificate involved.

(3) A person who requests the reissuance of share certificates under this Article shall pay to the Company the fee determined by the Company.

                               CHAPTER III. BONDS

ARTICLE 14        (CONVERTIBLE BONDS)

(1) The Company may issue to persons other than existing shareholders of the Company convertible bonds to the extent that the total face value of the bonds shall not exceed 800 billion Won, by a resolution of the Meeting of Board of Directors in any of the following cases:

     1.   When the Company issues convertible bonds by general public offering;

     2. When the Company issues convertible bonds for the Company's business in order to induce foreign investment under the Foreign Investment Promotion Act;

     3. When the Company issues convertible bonds to the domestic or foreign entities having strategic or management cooperation;

     4. When the Company issues convertible bonds to domestic financial institutions, creditors or legal persons in order to urgently raise funds; or

     5. When the Company issues convertible bonds abroad under Article 192 of the SEA.

(2) The Board of Directors may determine that the convertible bonds referred to in Paragraph (1) may be issued on the condition that conversion rights will be attached to only a portion of the convertible bonds.

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(3)  The shares to be issued upon conversion shall be common shares. The conversion price, which shall be equal to or more than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of convertible bonds.

(4) The conversion period shall be from the issuance date of the convertible bonds to the date immediately preceding the redemption date thereof. However, the conversion period may be adjusted within the above period by a resolution of the Board of Directors.

(5) For the purpose of any distribution of dividends or interest on shares issued upon conversion, Article 9-2 hereof shall apply mutatis mutandis.

ARTICLE 15        (BONDS WITH WARRANTS)

(1) The Company may issue to persons other than existing shareholders of the Company, bonds with warrants to the extent that the total face value of the bonds shall not exceed 500 billion Won, by a resolution of the Meeting of Board of Directors in any of the following cases:

     1. When the Company issues bonds with warrants by general public offering;

     2. When the Company issues bonds with warrants for the Company' s business in order to induce foreign investment under the Foreign Investment Promotion Act;

     3. When the Company issues bonds with warrants to the domestic or foreign entities having strategic or management cooperation;

     4. When the Company issues bonds with warrants to domestic financial institutions, creditors or legal persons in order to urgently raise funds; or

     5. When the Company issues bonds with warrants abroad under Article 192 of the SEA.

(2) The amount of new shares which can be subscribed for by the holders of the bonds with warrants shall be determined by the Board of Directors, to the extent not exceeding the total face value of the bonds with warrants.

(3) The shares to be issued upon exercise of warrants shall be common shares. The issue price, which shall be equal to or more than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of bonds with warrants.

(4) The warrant exercise period shall be from the date of issuance of the relevant bonds to the date immediately preceding the redemption date thereof. However, the warrant exercise period may be adjusted within the above period by a resolution of the Board of Directors.

(5) For the purpose of any distribution of dividends on profits and interest on shares issued upon the exercise of warrants, Article 9-2 hereof shall apply mutatis mutandis.

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ARTICLE 16        (APPLICABLE PROVISIONS FOR THE ISSUANCE OF BONDS)

The provisions of Article 8; Paragraph 5 of Article 9; Paragraph 6 of Article 9 (in case of Article 14, Paragraph 1, Subparagraph 6 and Article 15, Paragraph 1, Subparagraph 6); Article 11; and Article 12 hereof shall be applicable to the issuance of bonds: provided that, Item 2, Sub-item b under Paragraph 5 of
Article 9 shall be applicable only in case of issuance of convertible bonds and bonds with warrants relating to the common shares of the Company.

                  CHAPTER IV. GENERAL MEETINGS OF SHAREHOLDERS

ARTICLE 17        (TYPE AND CONVENING OF THE GENERAL MEETINGS OF SHAREHOLDERS)

(1)  General meetings of the shareholders of the Company shall be of two types:
     Ordinary and Extraordinary. The Ordinary General Meeting of Shareholders shall be held within three (3) months after the end of each fiscal year, and Extraordinary General Meeting of Shareholders may be convened by a resolution of the Board of Directors, or by a written request by shareholders holding three percent (3%) or more of the total issued and outstanding shares.

(2) Notwithstanding the foregoing Paragraph (1), the Inaugural General Meeting of Shareholders shall be convened immediately upon the full payment for the shares issued under Article 6 hereof.

(3) The General Meeting of Shareholders shall be held in the city where the head office is located, or any other places adjacent thereto as required.

ARTICLE 18        (CONVENING OF THE GENERAL MEETING)

(1) Unless otherwise described in the Korean Commercial Code or in these Articles of Incorporation, the date, time and place of the General Meeting of Shareholders shall be decided by the Board of Directors whenever it is convened. The General Meeting of Shareholders may be held in the city where the head office is located or at other places if required.

(2) The General Meeting of Shareholders shall be convened by the Representative Director pursuant to a resolution of the Board of Directors unless otherwise prescribed in the Korean Commercial Code and these Articles of Incorporation. The written notice of the General Meeting of Shareholders stating the date, time, place and agenda thereof shall be sent to all shareholders two (2) weeks prior to the date set for the General Meeting of Shareholders. However, written notice to any shareholder in Korea holding 1% or less of the total issued and outstanding shares may be replaced by giving public notice of the convening of the General Meeting of Shareholders at least twice in the Korea Economy Daily and Maeil Business Daily, which are published in the city of Seoul.

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(3)  If the Representative Director is not able to convene the General Meeting of Shareholders, a Director designated by the other Directors shall call the General Meeting of Shareholders in his place.

(4) The procedures for the convening of the General Meeting of Shareholders may be shortened or omitted with the consent of all shareholders in writing, or by telegraph, telex or telecopier prior to the date set for such General Meeting of Shareholders.

ARTICLE 19        (RESOLUTION)

The General Meeting of Shareholders may resolve only those agenda set forth in the notice for convening of the General Meeting of Shareholders; provided that, other matters may be resolved at the General Meeting of Shareholders with the consent of all holders of shares outstanding.

ARTICLE 20 (CHAIRMAN OF THE GENERAL MEETING OF SHAREHOLDERS AND CHAIRMAN'S AUTHORITY TO KEEP ORDER)

(1) The Representative Director shall serve as Chairman of the General Meeting of Shareholders. In the absence of the Representative Director, the Directors shall elect a Chairman from among themselves.

(2) The Chairman may order persons who intentionally speak or behave obstructively or who disturb the proceedings of the meeting to stop or retract a speech or to leave the place of meeting. The Chairman may also restrict the length and frequency of the speech of shareholders if it is deemed necessary for the smooth proceeding of the General Meeting of Shareholders.

ARTICLE 21        (VOTING RIGHTS)

(1) Each shareholder shall have one (1) voting right for each share he/she owns and registered in his/her name.

(2) A shareholder may exercise his/her vote through a proxy. In this case, the proxy holder shall present to the Company documents evidencing authority to act as a proxy at each General Meeting of Shareholders at which he acts as proxy.

(3) If any shareholder who holds two (2) or more votes wishes to split his/her votes, he/she shall notify in writing to the Company his/her intention and the reasons therefor no later than three (3) days prior to the date set for the General Meeting of Shareholders.

(4) The Company may refuse to allow the shareholder to split his/her votes, unless the shareholder acquired the shares in trust or otherwise holds the shares for and on behalf of some other person.

ARTICLE 21-2      (RESTRICTION ON SHAREHOLDER'S VOTING RIGHT UNDER THE RELEVANT
                  LAWS)

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(1)  Any foreigner, including any foreign invested entity, who acquires any shares of the Company in violation of the foreign ownership restriction under the Telecommunication Business Law shall not have any voting rights with respect to such shares acquired in excess of the foreign ownership restriction. Any shareholder of the Company who becomes a foreigner or a foreign invested entity for purposes of the Telecommunications Business Law, resulting in a violation of the foreign ownership restrictions thereunder, shall not have any voting rights with respect to its shares owned in excess of the foreign ownership restriction.

(2) Neither the Company nor the transfer agent of the Company shall give any effect in the Shareholders Registry of the Company to any transfer of shares that would result in a violation of the foreign ownership restrictions under the Telecommunications Business Law or the Broadcasting Law.

ARTICLE 22        (METHOD OF RESOLUTION)

Unless otherwise prescribed in the laws and these Articles of Incorporation, the applicable provisions in the Korean Commercial Code shall apply mutatis mutandis with respect to the matters to be resolved at the General Meeting of Shareholders and the requirements of resolution therefor.

ARTICLE 23        (MINUTES OF THE GENERAL MEETING OF SHAREHOLDERS)

The substance of the course of the proceedings of the General Meeting of Shareholders and the results thereof shall be recorded in the minutes, and shall be preserved at the head office of the Company which may be available to others, and certified copies thereof at the branch, after being affixed with the names and seal impressions or signatures of the Chairman as well as the Directors present.

          CHAPTER V. DIRECTORS, BOARD OF DIRECTORS, AND AUDIT COMMITTEE

ARTICLE 24        (NUMBER AND ELECTION OF DIRECTORS)

The Directors of the Company shall be elected at the General Meeting of Shareholders. The Company shall have not less than five (5) but not more than fifteen (15) Directors. The Directors shall consist of standing Directors and non-standing Directors and at least two (2) of the non-standing Directors shall be independent Directors; provided that, a person falling under the following Items cannot be an independent Director of the Company. In case two (2) or more Directors are to be appointed, the cumulative voting system provided for in
Article 382-2 of the Korean Commercial Code shall not be applicable.

     1. Persons who are officers or employees of the Company or its subsidiaries, and

     2. Persons who are deemed in a relationship with the Company which may interfere such person's exercise of independent judgement in carrying out the responsibilities of the director of the Company.

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ARTICLE 25        (TERMS OF DIRECTORS)

(1) The term of office of a Director shall be three (3) years; provided that, the term of the first standing Director who is elected at the time of incorporation of the Company shall be two (2) years. The term of office of a Director shall be extended up to the close of the Ordinary General Meeting of Shareholders convened in respect of the last fiscal year of such term of office.

(2) In the case of any vacancy in the office of a Director, a substitute Director shall be elected at the Extraordinary General Meeting of Shareholders. The terms of a Director elected to fill a vacancy shall be the remaining term of his/her predecessor.

ARTICLE 26        (BOARD OF DIRECTORS' AUTHORITY)

The Board of Directors shall pursue the appropriate management policy so that the Company may be managed efficiently in conducting the business and providing high quality services referred to in Article 2 hereof.

ARTICLE 26-2      (AUDIT COMMITTEE)

(1) The Company shall have an Audit Committee within the Board of Directors in lieu of the Auditor.

(2)  The Audit Committee shall consist of three (3) or more Directors.

(3) Two thirds (2 / 3) or more of the members of the Audit Committee shall be independent Directors.

(4) The Audit Committee shall elect its representative by its resolution. In such case, the Audit Committee may determine to have several members jointly represent the Audit Committee.

(5) The Audit Committee shall audit the accounting and business affairs of the Company.

(6) The Audit Committee shall review the matters which may result in conflicts of interest between the Company, the officers or employees, shareholders who own at least 1% of the issued and outstanding shares of the Company or the subsidiaries.

(7) The Audit Committee may request the convening of an Extraordinary General Meeting of Shareholders by submitting a written request to the Board of Directors, specifying the purposes and reason for convening of the meeting.

(8) When it is necessary for the performance of its duties, the Audit Committee may request a subsidiary to report on its business In such case, when the subsidiary does not report


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     immediately or when it is necessary to confirm the contents of the report, the Audit Committee may investigate the business and asset status of such subsidiary.

(9)  The Audit Committee shall approve the appointment of External Auditor.

(10) The Audit Committee shall handle the matters delegated by the Board of Directors other than those provided in Paragraphs (5) through (9) above.

(11) The matters concerning the operations and duties of the Audit Committee which are not prescribed in these Articles of Incorporation shall be determined by the regulations of the Audit Committee.

ARTICLE 27       (CONVENING OF THE MEETING OF BOARD OF DIRECTORS AND RESOLUTION)

(1) The Meeting of Board of Directors shall be convened by the Representative Director when he/she deems it necessary or when one (1) or more Directors request it in writing.

(2) A written notice of the Meeting of Board of Directors specifying the agenda to be discussed shall be given to each Director at least one (1) week prior to the date set for such meeting. At such meeting the Directors may not resolve the matters which were not described in the said agenda. However, such notice may be omitted with the consent thereon of all Directors.

(3) Quorum for the board of directors shall consist of more than half of the current directors, and resolution shall be reached when more than half of those attending vote for the resolution.

(4) The Representative Director shall serve as Chairman of the Meeting of Board of Directors. In the event the Representative Directors fails to serve as Chairman, the Directors shall elect a Chairman from among themselves.

ARTICLE 28       (MINUTES OF THE MEETING OF BOARD OF DIRECTORS AND AUDIT REPORT)

(1) The substance of the course of the proceedings of the Meeting of Board of Directors and the results thereof shall be recorded in the minutes, and shall be preserved at the head office of the Company after being affixed with the names and seal impressions or signatures of the Chairman as well as the Directors present at the meeting.

(2) The Audit Committee shall record the substance and results of its audit in the Audit report, which shall bear the names and seal impressions or signatures of the members of the Audit Committee who performed such audit.

ARTICLE 29        (REMUNERATION AND SEVERANCE PAY FOR DIRECTORS)

(1) The remuneration for the Directors shall be determined by a resolution of the General Meeting of Shareholders.

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(2)  The payment of the severance pay for the Directors shall be in accordance with the Regulations on Severance Pay to Officers which have been adopted at the General Meeting of Shareholders.

ARTICLE 30        (REPRESENTATIVE DIRECTOR)

(1) The Board of Directors shall elect one (1) Representative Director from among the standing Directors.

(2) The Representative Director shall represent the Company externally, and manage internally the day-to-day operations of the Company and conduct such duties as decided by the Meeting of Board of Directors from time to time.

(3) The Representative Director shall immediately report to the Meeting of Board of Directors such important matters as may have an impact on the business of the Company, or other extraordinary matters.

                             CHAPTER VI. ACCOUNTING

ARTICLE 31        (FISCAL YEAR)

(1) The fiscal year of the Company shall begin on January 1 and end on December 31 of each year.

(2) The first fiscal year of the Company shall begin on the date of registration of incorporation of the Company and end on December 31 of that calendar year.

ARTICLE 32        (AUDITING)

The books of account and records of the Company shall be prepared in accordance with the generally accepted accounting principles in Korea and relevant laws and regulations, which shall accurately reflect the Company's financial condition.

ARTICLE 33        (SUBMISSION AND MAINTENANCE OF FINANCIAL STATEMENTS, ETC.)

(1) The Representative Director of the Company shall prepare the following financial statements, its supplementary accounts, business report and other documents to be provided under the applicable laws and regulations, and submit them to the Audit Committee no later than six (6) weeks before the date of the Ordinary General Meeting of Shareholders after obtaining the approval of the Meeting of the Board of Directors:

     (a)  Balance sheet;

     (b)  Profit and loss statement; and

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     (c)  Statement of appropriation of retained earnings or statement of disposition of deficit.

(2) The Audit Committee shall submit an audit report to the Representative Director within four (4) weeks from receipt of the documents referred to in Paragraph (1) above. The Representative Director shall keep original copies of the documents referred to in Paragraph (1) above and the audit report of the Audit Committee thereto, at the head office of the Company for five (5) years, and certified copies of all of such documents at the branches of the Company for three (3) years, beginning from one (1) week prior to the date set for the Ordinary General Meeting of Shareholders and dispatch the copies of the documents referred to in Paragraph (1) above and the business report to the shareholders at least two (2) weeks prior to the date of the Ordinary General Meeting of Shareholders.

(3) The Representative Director shall submit the financial statements and its supplementary documents to the Ordinary General Meeting of Shareholders for approval. The Representative Director shall also submit and report the business report to the Ordinary General Meeting of Shareholders.

(3) In case the Company prepares semi-annual or quarterly reports in connection with the listing of the shares of the Company in domestic or foreign stock markets, the Company shall make available the copies of such documents to the shareholders within two (2) weeks from the submission of such report to the relevant institution.

ARTICLE 33-2      (ELECTION OF OUTSIDE AUDITOR)

The Company shall appoint the External Auditor with approval of the Audit Committee in accordance with the Act on External Audit of Stock Companies, and shall report the fact at the Ordinary General Meeting of Shareholders held for the first time after the appointment.

ARTICLE 34        (DISPOSAL OF RETAINED EARNINGS AND DIVIDENDS)

(1) The Company shall dispose the retained earnings for each fiscal year in the following order of priority, within the limitations in the relevant laws and regulations:

     1.   Preservation of deficit carried over;

     2.   Accumulation as legal reserve;

     3. Accumulation as reserves for research and development resolved at the General Meeting of Shareholders, and discretionary reserve;

     4.   Payment of dividends;

     5.   Retained earnings to be carried over to the next fiscal year.

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(2)  If there is no claim for the payment of dividends for five (5) years, the dividends shall be deemed extinguished by prescription and revert to the Company.

ARTICLE 35        (DIVIDENDS)

(1)  Dividends may be distributed in cash and/or shares.

(2) In case of stock dividends when the Company has issued more than one class of shares, the Company may distribute shares in a different class from the class of shares held by shareholders by the resolution of the General Meeting of Shareholders.

(3) The dividends as provided for in the above paragraph (1) shall be distributed to the shareholders registered in the shareholder's registry and registered pledgee as of the end of the fiscal year.

                  CHAPTER VII. MATTERS RELATED TO INCORPORATION

ARTICLE 36        (INCORPORATION EXPENSES)

(1) All expenses and costs incurred from the incorporation of the Company, such as related to the registration of incorporation, acquisition of approvals, permits or registrations necessary for the conduct of business of the Company, shall be borne by the Company.

(2) TriGem Computer, Inc. and Korea Electric Power Corporation shall be entitled to reimbursed by the Company for the expenses they spent for the incorporation of the Company, to the extent not exceeding 700,000,000 Won.

ARTICLE 37        (PROMOTERS)

The names and addresses of the Promoters of the Company shall be as set forth herein below.

ARTICLE 38 (REPRESENTATIVE OF THE COMPANY PRIOR TO THE INCORPORATION OF THE COMPANY)

The Representative who appears in the application for license for the business shall represent the Company prior to the incorporation of the Company for preparation and submission of the application for license of telecommunication line facilities leasing business.

                            CHAPTER VIII. DISSOLUTION

ARTICLE 39        (DISSOLUTION)

The Company shall be dissolved in any of the following cases:

(1) When the dissolution of the Company is resolved at the General Meeting of Shareholders;

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(2)  When the Company is merged into another corporation;

(3)  When a court order requesting dissolution of the Company is issued; or

(4)  When the Company is declared bankrupt.

                               CHAPTER IX. ADDENDA

ARTICLE 1         (EFFECTIVE DATE)

These Articles of Incorporation shall become effective from January 9, 2004.

ARTICLE 2         (REGULATIONS)

The Board of Directors may establish regulations as may be required for the administration of the affairs of the Company, to the extent of its authority granted by these Articles of Incorporation and by a resolution of the General Meeting of Shareholders.

ARTICLE 3         (APPLICATION OF THE KOREAN COMMERCIAL CODE)

Matters not specifically provided for herein shall be determined in conformity with resolutions adopted at the Meeting of Board of Directors or the General Meeting of Shareholders of the Company under the relevant provisions of the Korean Commercial Code, as the case may be.

ARTICLE 4         (EFFECT OF PARTIAL INVALIDATION)

In the event any provision of these Articles of Incorporation or a part thereof is in violation of the relevant law or regulation and thereby to be found invalid, other provisions or any valid part contained in such invalid provision shall not be affected in any way from the said invalid provision or a part thereof. Such invalid provision or a part thereof shall be interpreted not to constitute a part of these Articles of Incorporation.

ARTICLE 5         (EFFECTIVENESS OF ARTICLES OF INCORPORATION)

The Articles of Incorporation shall become effective immediately after the special resolution of shareholders' meeting.


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